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                    [JONES, DAY, REAVIS & POGUE LETTERHEAD]

                                 April 20, 1998

Anchor Glass Container Corporation
One Anchor Plaza
4343 Anchor Plaza Parkway
Tampa, Florida 33634-7513

        Re:  Anchor Glass Container Corporation
            $50,000,000 9 7/8% Senior Notes due 2008

Ladies and Gentlemen:

     We are acting as special counsel for Anchor Glass Container Corporation, a Delaware corporation (the "Company"), in connection with the proposed issuance and exchange of up to $50,000,000 aggregate principal amount of the Company's
9 7/8% Senior Notes due 2008 (the "New Notes") for an equal principal amount of the Company's 9 7/8% Senior Notes due 2008 outstanding on the date hereof (the "Old Notes"), to be issued pursuant to the Indenture dated as of March 16, 1998 (the "Indenture") by and among the Company, as issuer, and The Bank of New York, as trustee (the "Trustee").

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon we are of the opinion that when the New Notes have been duly executed by authorized officers of the Company and authenticated by the Trustee in accordance with the Indenture and issued in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, the New Notes will be valid and binding obligations of the Company.

     The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States of America, as currently in effect.

     We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement on Form S-4 filed by the Company to register the exchange of the New Notes for the Old Notes under the Securities Act of 1933 and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                         Very truly yours,

                                         /s/ JONES, DAY, REAVIS & POGUE
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                                         Jones, Day, Reavis & Pogue